Exhibit 10.1

AMENDMENT NO. 4

TO

NOTE MODIFICATION AND CONVERSION AGREEMENT

This Amendment No. 4 to Note Modification and Conversion Agreement (this “Amendment”) is made and entered into as of November 5, 2026 (the “Amendment Effective Date”), by and between Profusa, Inc., a Delaware corporation formerly known as NorthView Acquisition Corp. (the “Company”), and NorthView Sponsor I LLC, a Delaware limited liability company (the “Holder”, and together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Holder is the holder of that certain Promissory Note, dated April 27, 2023, as amended and restated on January 8, 2024, and as further amended on May 31, 2024 and March 20, 2026 (as so amended and restated, the “Note”), issued by the Company to the Holder in the original principal amount of up to $2,500,000;

WHEREAS, the Company and the Holder entered into that certain Note Modification and Conversion Agreement, dated as of April 24, 2026 (as amended by Amendment No. 1 thereto dated as of April 29, 2026, Amendment No. 2 thereto dated as of July 27, 2026, and Amendment No. 3 thereto dated as of August 12, 2026, the “Agreement”), pursuant to which the Company and the Holder agreed to certain modifications to the Note and to provide for the conversion of the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the Holder’s option following the effectiveness of a registration statement;

WHEREAS, Section 1.2(d) of the Agreement, as most recently amended and restated by Amendment No. 3 thereto, currently provides that the “Conversion Price” means a price per share equal to the higher of (i) $1.07 and (ii) the closing price of the Common Stock on the trading day immediately preceding the delivery of the Conversion Notice, as reported on The Nasdaq Stock Market;

WHEREAS, pursuant to Section 6.5 of the Agreement, any amendment to the Agreement may be made with, and only with, the written consent of the Company and the Holder;

WHEREAS, the Parties desire to amend the Agreement to replace the existing Conversion Price with a price per share equal to the higher of (i) $0.20 and (ii) the closing price of the Common Stock on the trading day immediately preceding the date on which the applicable Conversion Notice is delivered to the Company, as reported on The Nasdaq Stock Market, without regard to the $1.07 minimum price set forth in the existing Conversion Price (the “Amended Conversion Price”), as set forth herein; and

WHEREAS, the execution, delivery and performance of this Amendment by the Company have been approved by the Audit Committee of the Board of Directors of the Company and by the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AMENDMENT

Section 1.1 Amendment to Section 1.2(d). Effective as of the Amendment Effective Date, Section 1.2(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) ‘Conversion Price’ means a price per share equal to the higher of (i) $0.20 (the ‘Floor Price’) and (ii) the closing price of the Common Stock on the trading day immediately preceding the date on which the applicable Conversion Notice is delivered to the Company, as reported on The Nasdaq Stock Market, in each case subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, combination, reclassification, recapitalization or similar transaction affecting the Common Stock that occurs after such trading day and prior to the applicable Conversion Date; provided that the Floor Price shall be proportionately adjusted for any such transaction occurring after the Amendment Effective Date, and in no event shall the Conversion Price, after giving effect to any adjustment, be less than the Floor Price (as so adjusted).”

Section 1.2 Application of Amended Conversion Price. The Amended Conversion Price shall apply to any conversion of all or any portion of the outstanding principal balance of the Note for which a Conversion Notice is delivered on or after the Amendment Effective Date.

Section 1.3 Conversion Shares. For the avoidance of doubt, nothing in this Amendment amends or modifies Section 1.2(e) of the Agreement (as amended and restated by Amendment No. 2 thereto), and the number of Conversion Shares issuable upon any conversion of the Note shall continue to be determined by dividing (i) the product of (A) the principal amount of the Note being converted on the applicable Conversion Date and (B) 122%, by (ii) the Conversion Price (as amended hereby).

Section 1.4 Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement. For the avoidance of doubt, the term “Amendment Effective Date,” as used in this Amendment, refers to the date first written above, and nothing herein shall modify the meaning of the term “Amendment Effective Date” as used in the Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1 Ratification. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

Section 2.2 No Other Amendments. Except as expressly set forth in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Agreement or the Note, each of which shall remain in full force and effect.

Section 2.3 Governing Law; Jurisdiction. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

Section 2.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 2.5 Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 2.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 2.7 Entire Agreement. This Amendment, together with the Agreement (as amended hereby) and the Note, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, both written and oral, among the Parties with respect to such subject matter.

Section 2.8 Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:
PROFUSA, INC.

By:	/s/ Jack Stover
Name:	Jack Stover
Title:	Chief Executive Officer

HOLDER:
NORTHVIEW SPONSOR I LLC

By:	/s/ Fred Knechtel
Name:	Fred Knechtel
Title:	Manager

[Signature Page to Amendment No. 4 to Note Modification and Conversion Agreement]